Columbia Funds Series Trust - Annual N-SAR report for the period ending 3/31/11

Columbia Asset Allocation Fund II
Columbia California Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia High Income Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income and Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Maryland Intermediate Municipal Bond Fund
Columbia Masters International Equity Portfolio
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia Short Term Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Total Return Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund
Corporate Bond Portfolio
Mortgage- and Asset-Backed Portfolio
(each a "Fund", collectively the "Funds")


Item 77B - Accountant's report on internal control

Report of Independent Registered Public Accounting Firm


To the Trustees and Shareholders of Columbia Funds Series Trust

In planning and performing our audits of the financial statements of Columbia Short Term Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Short Term Bond Fund, Corporate Bond Portfolio, Mortgage- and Asset-Backed Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income & Growth Portfolio, Columbia LifeGoal Income Portfolio, Columbia Asset Allocation Fund II and Columbia Masters International Equity Portfolio (each a series of Columbia Funds Series Trust and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2011.




This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
May 20, 2011



Item 77C - Matters submitted to a vote of security holders:

Columbia North Carolina Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Fund, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0


Columbia South Carolina Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Fund, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:


Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia Virginia Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Fund, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia California Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Fund, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0




Columbia Masters International Equity Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Fund, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0




Corporate Bond Portfolio
Mortgage- and Asset-Backed Portfolio
(collectively the "Portfolios")

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the series of Columbia Funds Series Trust, including the Portfolios, elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0




Columbia Short Term Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered the proposals described below.

Proposal 1. Shareholders of the Fund approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
153,391,044   687,704           348,010         29,704,651

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0




Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Income and Growth Portfolio
Columbia LifeGoal Income Portfolio
(collectively the "Portfolios")

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Portfolios considered the proposals described below.

Proposal 1.a. Shareholders of the Columbia LifeGoal(r) Growth Portfolio approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
12,992,379    371,393           394,818         5,317,690

Proposal 1.b. Shareholders of the Columbia LifeGoal(r) Balanced Growth Portfolio approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
20,982,670    688,306           596,552          6,440,076

Proposal 1.c. Shareholders of the Columbia LifeGoal(r) Income and Growth Portfolio approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
5,613,930     212,829           134,853         1,694,826

Proposal 1.d. Shareholders of the Columbia LifeGoal(r) Income Portfolio approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
1,075,406     49,715            59,653          324,419

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0




Columbia Short Term Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered the proposals described below.

Proposal 1. Shareholders of the Fund approved a proposed amendment to the Investment Management Services Agreement with Columbia Management Investment Advisers, LLC, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
165,052,613   8,790,884         485,271         32,290,852

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:


Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia Georgia Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered the proposals described below.

Proposal 1. Shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Intermediate Municipal Bond Fund (the "Buying Fund") in exchange for shares of the Buying Fund and the assumption by the Buying Fund of all of the liabilities of the Fund (the "Reorganization"), as follows:

Votes For     Votes Against     Abstentions    Broker Non-Votes
9,251,956     50,128            28,395         1,233,315

After further consideration in light of changed circumstances, the Board of Trustees of Columbia Funds Series Trust and the Board of Trustees of Columbia Funds Series Trust I, of which the Buying Fund is a series, determined that the termination of the Agreement and Plan of Reorganization with respect to the Reorganization was in the best interests of shareholders of the Fund and shareholders of the Buying Fund, respectively, and pursuant to the terms of the Agreement and Plan of Reorganization mutually agreed to terminate the Agreement and Plan of Reorganization with respect to the Reorganization. As a result, the Reorganization will not occur.

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:


Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia Maryland Intermediate Municipal Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered the proposals described below.

Proposal 1. Shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Intermediate Municipal Bond Fund (the "Buying Fund") in exchange for shares of the Buying Fund and the assumption by the Buying Fund of all of the liabilities of the Fund (the "Reorganization"), as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
10,933,445    85,082            2,652           735,935

After further consideration in light of changed circumstances, the Board of Trustees of Columbia Funds Series Trust and the Board of Trustees of Columbia Funds Series Trust I, of which the Buying Fund is a series, determined that the termination of the Agreement and Plan of Reorganization with respect to the Reorganization was in the best interests of shareholders of the Fund and shareholders of the Buying Fund, respectively, and pursuant to the terms of the Agreement and Plan of Reorganization mutually agreed to terminate the Agreement and Plan of Reorganization with respect to the Reorganization. As a result, the Reorganization will not occur.

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:


Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia Asset Allocation Fund II

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered the proposals described below.

Proposal 1. Shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia LifeGoal(r) Balanced Growth Portfolio (the "Buying Fund") in exchange for shares of the Buying Fund and the assumption by the Buying Fund of all of the liabilities of the Fund, as follows:

Votes For     Votes Against     Abstentions     Broker Non-Votes
2,459,958     34,525            32,898          175,379

The Reorganization was effective on May 2, 2011.

Proposal 2. Shareholders of Columbia Funds Series Trust elected each of the nominees for trustees to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, as follows:

Trustee                  Votes For        Votes Withheld    Abstentions
Kathleen Blatz           2,145,636,122    248,012,438       0
Edward J. Boudreau, Jr.  2,145,430,114    248,218,446       0
Pamela G. Carlton        2,145,515,949    248,132,612       0
William P. Carmichael    2,145,038,695    248,609,866       0
Patricia M. Flynn        2,145,843,563    247,804,997       0
William A. Hawkins       2,145,359,401    248,289,160       0
R. Glenn Hilliard        2,145,079,400    248,569,161       0
Stephen R. Lewis, Jr.    2,145,092,209    248,556,351       0
John F. Maher            2,145,621,338    248,027,223       0
John J. Nagorniak        2,145,337,494    248,311,067       0
Catherine James Paglia   2,145,615,254    248,033,306       0
Leroy C. Richie          2,145,042,120    248,606,441       0
Anthony M. Santomero     2,145,088,174    248,560,386       0
Minor M. Shaw            2,145,430,762    248,217,798       0
Alison Taunton-Rigby     2,145,393,384    248,255,177       0
William F. Truscott      2,144,907,223    248,741,338       0



Columbia High Income Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Income Opportunities Fund (the "Buying Fund") in exchange for shares of the Buying Fund and the assumption by the Buying Fund of all of the liabilities of the Fund (the "Reorganization").
The proposal was approved as follows:

Votes For       Votes Against     Abstentions     Broker Non-Votes
68,657,547.453  145,213.438       268,329.396     20,091,916.000

The Reorganization was effective on March 14, 2011.


Columbia Total Return Bond Fund

At a Joint Special Meeting of Shareholders held on February 15, 2011, shareholders of the Fund considered a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Intermediate Bond Fund (the "Buying Fund") in exchange for shares of the Buying Fund and the assumption by the Buying Fund of all of the liabilities of the Fund (the "Reorganization"). The proposal was approved as follows:

Votes For        Votes Against    Abstentions    Broker Non-Votes
87,042,526.169   373,794.084      267,126.459    5,226,556.000

The Reorganization was effective on March 14, 2011.



Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On October 19, 2010, a Form Type 497, accession number 0001193125-10-231567, which included a supplement dated October 19, 2010 to the registration statement of Columbia Funds Series Trust, on behalf of Columbia High Income Fund, was filed with the SEC. This is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement disclosed, effective October 27, 2010, among other things, the termination of the Fund's sub-advisor that managed the Fund and the following revised strategy:

Under normal circumstances, the Fund invests at least 80% of its net assets in domestic and foreign corporate below investment grade debt securities. These securities generally will be, at the time of purchase, rated "BB" or below by Standard & Poor's Corporation or Fitch, Inc., rated "Ba" or below by Moody's Investors Service, Inc., or unrated but determined by Columbia Management Investment Advisers, LLC, the Fund's investment adviser (the Adviser), to be of comparable quality. The Fund invests primarily in domestic corporate below investment grade securities (including private placements), U.S. dollar-denominated foreign corporate below investment grade securities (including private placements), zero-coupon bonds and U.S. Government obligations. The Fund may invest up to 20% of its net assets in equity securities that may include convertible securities. The Fund is not managed to a specific duration.

In pursuit of the Fund's objective, the Adviser chooses investments by


Analyzing factors such as credit quality, cash flow and price to select the most attractive securities within each sector (for example, identifying securities that have the opportunity to appreciate in value or provide income or both, based on expectations of changes in interest rates, credit quality or duration).


Seeking broad diversification by allocating investments among various sectors, based on the Adviser's assessment of their economic outlook.
The debt securities in which the Fund invests include bank loans. In selecting bank loans for investment, the Adviser's process includes a review of the legal documentation supporting the loan, including an analysis of the covenants and the rights and remedies of the lender.

In evaluating whether and when to sell a security, the Adviser considers, among other factors, whether:


The issuer or the security continues to meet the standards described above.


A sector or industry is experiencing change.


Changes in interest rate or economic outlook.

A more attractive opportunity has been identified.

Because the Fund emphasizes high-yield investments, analysis of credit risk is more important in selecting investments than either maturity or duration. While maturity and duration are both closely monitored, neither is a primary factor in the decision making process.

The Fund may invest in derivatives, including futures, forwards, options, swap contracts and other derivative instruments. The Fund may invest in derivatives for both hedging and non-hedging purposes, including, for example, to seek to enhance returns or as a substitute for a position in an underlying asset.

On October 21, 2010, a Form Type 497, accession number 0001193125-10-233467, which included a supplement dated October 21, 2010 to the registration statement of Columbia Funds Series Trust, on behalf of Columbia Asset Allocation Fund II, was filed with the SEC. This is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement disclosed effective October 22, 2010, among other things, the conversion of the Fund to a fund-of-funds structure and the following revised strategy:

Under normal circumstances, the Fund invests primarily in shares of mutual funds managed by Columbia Management Investment Advisers, LLC (the Adviser) or its affiliates (Columbia Funds), and may also invest in exchange-traded funds (ETFs) and third party-advised funds (collectively, Underlying Funds), equity and fixed income securities, including Treasury Inflation Protected Securities (TIPS), and other instruments such as derivatives.

The Adviser uses asset allocation as its principal investment approach. The Adviser:


allocates the Fund's assets among asset class categories based on the historical and projected returns for each asset class.

chooses Columbia Funds within each asset class category and the amount that will be allocated to each Columbia Fund, based on each Columbia Fund's historical returns and expected performance.

may choose third party-advised Underlying Funds if a Columbia Fund within the desired asset class category is not available.

may invest in equity and fixed income securities, including TIPS, and other instruments such as derivatives.


reviews the asset allocations at least monthly, and may change these allocations when the Adviser believes it is appropriate to do so.

The Fund invests at least 25% of its total assets in fixed-income securities, including preferred stocks and fixed-income securities that, at the time of purchase, are rated below investment grade (which are commonly referred to as "junk bonds") or are unrated but determined by the Adviser to be of comparable quality, or in Underlying Funds that primarily invest in such securities.

The Fund may invest in derivatives, including commodity-related derivatives, futures, forwards, options, swap contracts and other derivative instruments. The Fund may invest in derivatives for both hedging and non-hedging purposes, including, for example, to seek to enhance returns or as a substitute for a position in an underlying asset.

The Adviser may sell investments to adjust the allocation of the Fund's assets; if the Adviser believes that an investment is no longer a suitable investment, or that other investments are more attractive; to meet redemption requests; or for other reasons.


On November 8, 2010, a Form Type 497, accession number 0001193125-10-251590, which included a supplement dated November 8, 2010 to the registration statement of Columbia Funds Series Trust, on behalf of each of Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio and Columbia LifeGoal
Income Portfolio, was filed with the SEC. This is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement disclosed, effective November 8, 2010, among other things, the following revised strategy for each Portfolio:


Under normal circumstances, the Portfolio invests most of its assets in shares ofmutual funds managed by Columbia Management Investment
Advisers, LLC(the Adviser) or its affiliates (Columbia Funds), exchange-traded funds (ETFs)and third party-advised funds (collectively, Underlying Funds), equity andfixed income securities, including Treasury Inflation Protected Securities(TIPS), and other instruments such as derivatives.

On January 6, 2011, a Form Type 497, accession number 0001193125-11-002795, which included a supplement dated January 6, 2011 to the registration statement of Columbia Funds Series Trust, on behalf of Columbia Masters International Equity Portfolio, was filed with the SEC. This is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement disclosed, effective January 11, 2011, among other things, the following revised strategy:

Under normal circumstances, the Portfolio invests most of its assets in shares of mutual funds (Underlying Funds) managed by Columbia Management Investment Advisers, LLC, the Portfolio's investment adviser (the Adviser), or its affiliates (Columbia Funds).

The Adviser invests in Underlying Funds so that at least 80% of its net assets are invested indirectly through such Underlying Funds in equity securities (including common stocks and preferred stocks). The Underlying Funds, in turn, invest primarily in foreign equity securities of developed and emerging markets.

The Adviser will attempt to achieve its objective by investing directly in funds with regional specializations or with differing market cap concentrations within similar regions.

The Adviser can modify the list of Underlying Funds and percentage allocations, at any time, including by adding Underlying Funds introduced after the date of this prospectus. The initial list of Underlying Funds is as follows:


*	Columbia Acorn International



*	Columbia Emerging Markets Fund



*	Columbia Pacific/Asia Fund



*	Columbia European Equity Fund

The Portfolio may invest in Underlying Funds that invest in special situations such as companies involved in initial public offerings, tender offers, mergers and other corporate restructurings, and in companies involved in management changes or companies developing new technologies.

The Adviser may sell investments to adjust the allocation of the Portfolio's assets; if the Adviser believes that an investment is no longer a suitable investment, or that other investments are more attractive; to meet redemption requests; or for other reasons.




Item 77E - Legal Proceedings:

Information Regarding Pending and
Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors
Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8,
2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.
On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court (the Supreme Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case.
On March 30, 2010, the Supreme Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme Court vacated the Eighth Circuit's decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates. On June 4,
2010, the Eighth Circuit remanded the Gallus case to the District
Court for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates. On December 9, 2010, the District Court reinstated its July 9, 2007, summary judgment order in favor of the defendants. On January 10, 2011, plaintiffs filed a notice of appeal with the Eighth Circuit.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange
Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various
Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise
Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource, Seligman and Threadneedle funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Lifegoal Inc & Growth Fund
As of September 30, 2010
Name of Person             Ownership % of Series


As of March 31, 2011
Name of Person             Ownership % of Series
Charles Schwab & Co        27.78%


Changes in Control Persons
Name of Person            Ownership % of Series  Date/Description of
                                                 Transaction(s) Became a, or
                                                 Ceased to be, Control Person



Columbia Mortgage and Asset Backed Portfolio
As of September 30, 2010
Name of Person              Ownership % of Series




As of March 31, 2011
Name of Person              Ownership % of Series
State Street Bank and Trust 26.44%
AAF LIFEGOAL BALANCED GROWTH



Changes in Control Persons
Name of Person             Ownership % of Series Date/Description of
                                                 Transaction(s) Became a, or
                                                 Ceased to be, Control Person





Item 77I/77Q1(d) - Terms of new or amended securities:

On December 8, 2010, a Form Type 485(b), Accession No. 0001193125-10-276746,
an amendment to the registration statement of Columbia Funds Series Trust, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective December 8, 2010, and describes the characteristics of the new classes of shares:

Fund Name                                   New Class of Shares Registered
Columbia LifeGoal Growth Portfolio          Class R4
Columbia LifeGoal Balanced Growth Portfolio Class T


The Amended and Restated Rule 18f-3 Multi-Class Plan, dated September 7, 2010, is incorporated by reference to Post-Effective Amendment No. 88 to the Registration Statement of Columbia Funds Series Trust on Form Type 485(b) filed on September 27, 2010, Accession No. 0001193125-10-217415.



Item 77Q(a) - Material amendments to the registrant's charter:

The Second Amended and Restated Declaration of Trust, dated as of
March 2, 2011, is incorporated by reference to Post-Effective Amendment
No. 90 to the Registration Statement of Columbia Funds Series Trust on Form Type 485(b) filed on March 30, 2011, Accession No. 0001193125-11-082943.